    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 8, 2000

                                                REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                  ON2.COM INC.
             (Exact name of Registrant as specified in its charter)

                         DELAWARE                                                    84-1280679
     (State or other jurisdiction of incorporation or                  (I.R.S. Employer Identification Number)
                       organization)

         375 GREENWICH STREET, NEW YORK, NEW YORK 10013, (212) 941-2400

   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                              DOUGLAS A. MCINTYRE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  ON2.COM INC.
                 375 Greenwich Street, New York, New York 10013
                                 (212) 941-2400
(Name, address, including zip code and telephone number, including area code, of agent for service)

                         ------------------------------

                                    COPY TO:
                            WILLIAM A. NEWMAN, ESQ.
   McGuireWoods LLP, 9 West 57th Street, Suite 1620, New York, New York 10019
                                 (212) 548-2100

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS
                            REGISTRATION STATEMENT.

                         ------------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM      PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                  AMOUNT TO         OFFERING PRICE          AGGREGATE             AMOUNT OF
        SECURITIES TO BE REGISTERED            BE REGISTERED(1)       PER SHARE(1)      OFFERING PRICE(1)(2)   REGISTRATION FEE
Common Stock par value $0.01 per share
Preferred Stock par value $0.01 per share
Total                                             $7,897,000              100%              $7,897,000              $2,085

(1) An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $7,897,000. The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

    SUBJECT TO COMPLETION, DATED DECEMBER 8, 2000

                                   $7,897,000
                                  ON2.COM INC.
                                  Common Stock
                                Preferred Stock

                             ---------------------

    We may offer from time to time up to $7,897,000 aggregate principal amount of common stock and preferred stock with this prospectus, in amounts, at prices and on terms to be determined by market conditions at the time of the offering. An accompanying prospectus supplement will specify the terms of the securities.

    We may sell securities directly to purchasers, through underwriters, dealers or agents or through any combination of these methods. A supplement to this prospectus will name any underwriters, dealers or agents involved in the sale of our securities and describe their compensation.

    This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement. The prospectus supplement may update or change information contained in this prospectus.

    INVESTING IN THE COMMON STOCK OR PREFERRED STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 1.

                            ------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                            ------------------------

                The date of this prospectus is December  , 2000.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
ABOUT THIS PROSPECTUS.......................................      i
RISK FACTORS................................................      1
SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING
  STATEMENTS................................................      6
WHERE YOU CAN FIND MORE INFORMATION.........................      6
THE COMPANY.................................................      7
RECENT DEVELOPMENTS.........................................      7
USE OF PROCEEDS.............................................      7
DESCRIPTION OF CAPITAL STOCK................................      8
PLAN OF DISTRIBUTION........................................     10
LEGAL MATTERS...............................................     11
EXPERTS.....................................................     11

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell the securities covered by this prospectus from time to time in one or more offerings up to an aggregate initial public offering price of $7,897,000. Each time securities are offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

                                  RISK FACTORS

    In evaluating our business, prospective investors should carefully consider the following risks in addition to the other information in this prospectus or in the documents referred to in this prospectus. Any of the following risks could have a material adverse impact on our business, operating results and financial condition and result in a complete loss of your investment.

WE HAVE A HISTORY OF LOSSES AND NEGATIVE CASH FLOW AND ANTICIPATE CONTINUED
  LOSSES.

    Since our inception, we have incurred significant losses and negative cash flow from operations, and as of September 30, 2000, we had an accumulated deficit of approximately $53.7 million. We have not achieved profitability, and we expect to continue to incur operating losses for the foreseeable future as we fund operating and capital expenditures in implementing our business plan. Our business model assumes that consumers will be attracted to and use broadband-specific video compression technology to access content available on customer Web sites that will, in turn, allow us to provide our technology solutions to customers. Our business model is not yet proven, and we cannot assure you that we will ever achieve or sustain profitability or that our operating losses will not increase in the future. Our business strategy may be unsuccessful and we may not be able to adequately address all or any of these risks. Even if we are able to achieve profitability, we may be unable to sustain or increase our profitability. In either case, our business, financial conditions and results of operations will be materially and adversely affected.

WE MAY NEED ADDITIONAL CASH TO OPERATE OUR BUSINESS.

    We anticipate that we will require additional funding within the next
12 months to adequately finance the growth of our current operations and the fulfillment of our strategic objectives. We may require additional financing within this time frame to fund acquisitions, develop new technologies or acquire strategic assets. However, there can be no assurance that we will be able to procure additional funding on terms acceptable to us, or at all. In that event, we could reduce the development of our products and services, scale back current operations until funds become available to us on favorable terms and could potentially result in a modification to the auditor's report on our December 31, 2000 financial statements. We cannot assure you that we will be able to generate sufficient cash flow from our operations or be able to raise sufficient capital, or at all, to enable us to operate our business.

SINCE WE RECENTLY CHANGED OUR STRATEGIC OPERATING MODEL, WE ARE ESSENTIALLY A
  NEW COMPANY AND ACCORDINGLY ARE SUBJECT TO THE RISKS ASSOCIATED WITH A NEW COMPANY.

    Even though our business was founded in 1992, we have only recently implemented our new business plan. As a result, our company is essentially a new venture. Therefore, we do not have a significant operating history upon which you can evaluate us and our prospects, and you should not rely upon our past performance to predict our future performance. In transitioning to our new business model, we are substantially changing our business operations, sales and implementation practices, customer service and support operations and management focus. We also face new risks and challenges, including a lack of meaningful historical financial data upon which to plan future budgets, competition from a new range of sources, the need to develop strategic relationships and other risks described below. We cannot guarantee that we will be able to transition successfully to our new business model.

    Our ability to generate profits, if any, will depend on our ability:

       - to attract customers to use our technology infrastructure and support services;

       - to generate revenues from software licensing and sales, broadband streaming services and consulting to developers of broadband content; and

       - to control costs.

WE ANTICIPATE CONTINUED SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE
  AND WE CANNOT ASSURE YOU THAT PROFITABILITY WILL EVER BE ATTAINED.

    In light of the rapidly evolving nature of our business and its limited operating history, we have little experience forecasting our revenues and believe that period-to-period comparisons of financial results are not necessarily meaningful. Therefore, you should not rely on period-to-period comparisons of our historical financial results as an indication of our future financial results. Moreover, our financial results may vary from period to period due to the uncertainties of our business.

OUR STOCK PRICE IS VOLATILE.

    The market for our common stock has experienced extreme price and volume fluctuations and may continue to be volatile in response to various factors, including:

       - quarterly variations in our operating results;

       - competitive announcements;

       - the operating and stock price performance of other companies that investors may deem comparable to us;

       - news relating to trends in our markets; and

       - changes in financial estimates by securities analysts or failure to meet analyst estimates.

    In addition, the stock market generally has experienced significant price and volume fluctuations, and the market prices of companies in our industry have been highly volatile. Due to the volatility of the stock market generally, the price of our common stock could fluctuate for reasons beyond our control.

THE SALE OF SHARES ELIGIBLE FOR FUTURE SALE IN THE OPEN MARKET COULD DEPRESS OUR
  STOCK PRICE.

    Sales of significant amounts of common stock in the public market in the future, the perception that sales will occur or the registration of shares could materially and adversely affect the market price of our common stock or our future ability to raise capital through an offering of our equity securities. As of November 30, 2000, there were outstanding approximately 12,208,699 shares of our common stock that are freely tradable. As of November 30, 2000, we issued approximately 18,750,823 shares of common stock, warrants to purchase up to 7,033,135 shares of our common stock upon exercise and 3,002,931 shares of preferred stock that are convertible under certain circumstances into our common stock, in private transactions since June of 1999. We have granted the holders of those securities registration rights. Therefore, these shares of common stock, warrants and preferred stock can be sold in accordance with Rule 144 of the Securities Act or the holders thereof can exercise their registration rights related thereto. In addition, as of November 30, 2000, there were outstanding options to purchase approximately 6,859,000 shares of common stock that become eligible for sale in the public market from time to time depending on vesting. There are also 5,459,000 shares of common stock which are issuable under our common stock purchase agreement with Crossover Ventures, Inc., dated
December 1, 2000, and which may be granted in the future to Crossover Ventures. We may also issue additional shares in acquisitions and may grant additional stock options to our employees, officers, directors and consultants under our stock option plans.

    The issuance or even the potential issuance of shares under the common stock purchase agreement, in connection with any other additional financing, and upon exercise of warrants, options or rights will have a dilutive impact on other stockholders and could have a negative effect on the market price of our common stock. In addition, the shares issuable to Crossover Ventures under the common stock purchase agreement will be issued at a discount to the daily volume weighted average prices of our common stock prior to the issuance to Crossover Ventures. This will further dilute the interests of other stockholders.

    As we sell shares of common stock to Crossover Ventures under the common stock purchase agreement, and then Crossover Ventures sells the common stock to third parties, our common stock price may decrease due to the additional shares in the market. If we decide to draw down under the common stock purchase agreement as the price of our common stock decreases, we will be required to issue more shares of our common stock for any given dollar amount invested by Crossover Ventures, subject to the minimum selling price we specify. The more shares that are issued under the common stock purchase agreement, the more our shares will be diluted and the more our stock price may decrease. This may encourage short sales, which could place further downward pressure on the price of our common stock.

WE DEPEND ON THE GROWTH OF BROADBAND INTERNET USAGE.

    Our technology works primarily over "broadband" Internet connections. The main services we are building require high-bandwidth access to the Internet and delivery of data volumes that are higher than most service providers are presently delivering. While we are striving to overcome the technical and business hurdles inherent in establishing a network of this nature, there can be no assurance we will be successful in obtaining the bandwidth required to provide our services, or obtain it at economical cost.

    Broadband web usage may be inhibited for a number of reasons, such as:

       - inadequate network infrastructure;

       - security concerns;

       - inconsistent quality of service; and

       - availability of cost-effective, high-speed service.

    Our business would be adversely affected if broadband web usage does not continue to grow.

OUR SUCCESS DEPENDS ON OUR ABILITY TO CONTINUE TO ATTRACT, RETAIN AND MOTIVATE
  HIGHLY SKILLED EMPLOYEES.

    Our ability to execute our growth plan and be successful depends on our continuing ability to attract, retain and motivate highly skilled employees. As we continue to grow, we will need to hire additional personnel in all operational areas. Competition for personnel throughout the Internet industry is intense. We may be unable to retain our key employees or attract, assimilate or retain other highly qualified employees in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be adversely affected.

MUCH OF OUR TECHNOLOGY RELIES ON OWNED OR LICENSED INTELLECTUAL PROPERTY AND WE
  CANNOT BE SURE THAT SUCH RIGHTS ARE PROTECTED FROM THE USE OF OTHERS, INCLUDING POTENTIAL COMPETITORS.

    We regard much of our technology as proprietary and try to protect it by relying on trademarks, copyrights, patents, trade secret laws and confidentiality agreements. In connection with our license agreements with third parties, we seek to control access to and distribution of our technology, documentation and other proprietary information. Even with all of these precautions, it could be possible for someone else to either copy or otherwise obtain and use our proprietary information without our authorization or to develop similar technology independently. Effective trademark, copyright and trade secret protection may not be available in every country in which our services are made available through the Internet, and policing unauthorized use of our proprietary information is difficult and expensive. We cannot be sure that the steps we have taken will prevent misappropriation of our proprietary information. Any misappropriation could have a material adverse effect on our business. In the future, we may need to go to court to either enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. That litigation might result in substantial costs and diversion of resources and management attention.

    We currently license from third parties technologies incorporated into some of our products and services. As we continue to introduce new services that incorporate new technologies, we may be required to license additional technology from others. We cannot be sure that these third-party technology licenses will continue to be available on commercially reasonable terms, if at all.

OUR INDUSTRY IS HIGHLY COMPETITIVE.

    The Internet industry is highly competitive and affected by rapid change. We believe that the principal competitive factors in our business include technological innovation, pricing, customer service, network quality, service offerings and the flexibility to adapt to changing market conditions. In establishing our broadband strategy, we face a number of strong, firmly entrenched competitors who are currently providing similar services to low-bandwidth users and high-bandwidth users. These and other companies have announced plans to provide broadband video-based services and technology. In addition to competition from other Internet content and technology companies, well-established media distribution companies, particularly in the cable television and satellite markets, have established, and continue to seek to establish, interactive, on-demand digital services through the development of sophisticated digital set-top technology and related back-end server systems. Many of our existing competitors have, and some future competitors may have, significantly greater financial and technical resources than we have.

WE MUST KEEP PACE WITH TECHNOLOGICAL CHANGE TO REMAIN COMPETITIVE.

    Our future success depends, in large part, on our ability to use leading technologies effectively, to develop our technological expertise, to enhance our existing services and to develop new services that meet changing customer needs on a timely and cost-effective basis. We are unable to predict which technological development will challenge our competitive position or the amount of expenditures that will be required to respond to a rapidly changing technological environment. Our failure to respond in a timely and effective manner to new and evolving technologies could have a negative impact on our operating results and financial condition.

INTERNET CAPACITY CONSTRAINTS MAY IMPAIR THE ABILITY OF CONSUMERS TO ACCESS OUR
  WEB SITE OR OUR CUSTOMER'S WEB SITES, WHICH COULD HINDER OUR ABILITY TO GENERATE REVENUE.

    Our success will depend, in large part, upon a robust communications industry and infrastructure for providing Internet access and carrying Internet traffic. The Internet may ultimately not prove to be a viable commercial medium because of:

       - inadequate development of the necessary infrastructure such as a reliable network backbone;

       - failure to timely develop complementary products such as high speed modems that will enable broadband access for individuals;

       - delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity; or

       - increased government regulation.

    If the Internet continues to experience significant growth in the number of users and the level of use, then the Internet infrastructure may not be able to continue to support the demands placed on it.

WE FACE UNCERTAINTIES REGARDING GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES.

    Laws and regulations specifically pertaining to the Internet are new and developing. These laws or regulations govern matters such as online content, intellectual property, user privacy, e-commerce, information security and taxation. In addition, the applicability of existing laws to the Internet is uncertain and evolving. As a result of this uncertainty, it is difficult to predict the impact, if any, that future regulation or changes in regulation may have on our operations.

    Moreover, we may be liable to third parties for any content that we encode, distribute or make available on our website if that content violates a third party's intellectual property rights or violates any applicable laws, such as obscenity laws or defamation laws. Although we try to mitigate this risk by seeking indemnification from our customers and suppliers, we may still be subject to liability if indemnification is not obtained, is contested or does not provide us with enough resources to cover any potential liability.

EFFECTS OF ANTI-TAKEOVER PROVISIONS COULD INHIBIT POTENTIAL INVESTORS.

    Some of the provisions of our certificate of incorporation, our bylaws and Delaware law could, together or separately:

       - discourage potential acquisition proposals;

       - delay or prevent a change in control; and

       - limit the price that investors might be willing to pay in the future for shares of our common stock.

    In particular, our board of directors is authorized to issue up to 20,000,000 shares of preferred stock (less any outstanding shares of preferred stock) with rights and privileges that might be senior to our common stock, without the consent of the holders of the common stock.

WE HAVE NEVER PAID DIVIDENDS.

    We currently intend to retain earnings, if any, to support our growth strategy. We do not anticipate paying dividends on our stock in the foreseeable future.

          SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

    Some statements in (a) this prospectus under the caption "Risk Factors,"
(b) any applicable prospectus supplement and (c) the documents incorporated by reference into this prospectus may constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from our expectations are discussed in "Risk Factors" and in our filings with the SEC.

    When used in our documents or presentations, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward-looking statements. We qualify any such forward-looking statements entirely by these cautionary factors.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549 or at its regional public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operations and locations of the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the SEC's website at "http://www.sec.gov."

    The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference becomes part of this prospectus, and information that we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC:

    1.  Annual Report on Form 10-KSB for the fiscal year ended December 31,
       1999;

    2.  Current Report on Form 8-K filed with the SEC on March 2, 2000;

    3. Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2000;

    4.  Current Report on Form 8-K filed with the SEC on April 20, 2000;

    5. Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2000;

    6. Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2000; and

    7.  Current Report on Form 8-K filed with the SEC on November 20, 2000.

    We also incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

    You may obtain the documents incorporated by reference as described above. You may also request a copy of these filings, at no cost, from us by writing or telephoning us at:

                                  On2.com Inc.
                              375 Greenwich Street
                               New York, NY 10013
                                 (212) 941-2400
                         Attention: Investor Relations

    You should rely only on the information provided in this prospectus or any prospectus supplement or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Information is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies.

    This prospectus is a part of a registration statement we filed with the SEC. As allowed by the rules of the SEC, this prospectus does not contain all of the information that can be found in the registration statement or in the exhibits to the registration statement. You should read the registration statement and its exhibits for a complete understanding of all of the information included in the registration statement.

    This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

                                  THE COMPANY

    We are a leading broadband application service provider specializing in the delivery of television quality video over the Internet. We have developed next generation proprietary video compression and Internet streaming technology, True Motion-Registered Trademark- VP3, that enables full-motion, full-screen television-quality video over the Internet. We provide a full suite of products and services that includes high-level video encoding, hosting, and streaming, as well as interface design, customized technical support and consulting services. We provide our full-service broadband solutions to new and traditional media companies, Internet enterprises and Web sites. Our executive offices are located at 375 Greenwich Street, New York, New York 10013. Our telephone number at that address is (212) 941-2400. As used in this prospectus, the words "we," "us," "our" and "On2" refer to On2.com Inc., a Delaware corporation, and its wholly owned subsidiaries.

                              RECENT DEVELOPMENTS

    On November 17, 2000, our stockholders voted at a special meeting to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000 in order to give us the needed flexibility in our corporate planning and in responding to developments in our business, including possible financing and acquisition transactions, stock splits or other general corporate purposes.

                                USE OF PROCEEDS

    Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include acquisitions, investments, repayment of debt, capital expenditures, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose.

                          DESCRIPTION OF CAPITAL STOCK

    Our authorized capital stock is 120,000,000 shares. Those shares consisted of 100,000,000 shares of common stock, $0.01 par value per share, and 20,000,000 of preferred stock, $0.01 par value per share. As of November 30, 2000, 27,684,171 shares of common stock were outstanding and 3,002,931 shares of preferred stock were outstanding. No holder of shares of common stock or preferred stock has any preemptive rights.

COMMON STOCK

    LISTING. Our outstanding shares of common stock are listed on the American Stock Exchange under the symbol "ONT". Any additional common stock we issue will also be listed on the American Stock Exchange.

    DIVIDENDS. We have never paid dividends and do not anticipate paying dividends on our common stock in the foreseeable future. Common stockholders may receive dividends if declared by our board of directors. Dividends may be paid in cash, stock or other form. In certain cases, common stockholders may not receive dividends until we have satisfied our obligations to any preferred stockholders.

    FULLY PAID. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue, upon receipt of the purchase price, will also be fully paid and non-assessable.

    VOTING RIGHTS. Each share of common stock is entitled to one vote in the election of directors and other matters. Common stockholders are not entitled to cumulative voting rights.

    OTHER RIGHTS. We will notify common stockholders of any stockholders' meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, common stockholders will share equally in the assets remaining after we pay our creditors and preferred stockholders.

    TRANSFER AGENT AND REGISTRAR. Corporate Stock Transfer is our transfer agent and registrar. You may contact Corporate Stock Transfer located at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

PREFERRED STOCK

    The following description of the terms of the preferred stock sets forth general terms and provisions of our authorized preferred stock. If we offer preferred stock, the specific designations and rights will be described in the prospectus supplement and a description will be filed with the SEC.

    Our board of directors can, without approval of stockholders, issue one or more series of preferred stock. The board can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in our control and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock.

    GENERAL. The applicable prospectus supplement will describe the following terms of each series of preferred stock:

    - the designation of the series and the number of shares offered;

    - the amount of the liquidation preference per share;

    - the initial public offering price of the shares to be sold;

    - the dividend rate applicable to the series, the dates on which dividends will be payable and the dates from which dividends will begin to accumulate, if any;

    - any redemption or sinking fund provisions;

    - any conversion or exchange rates;

    - any antidilution provisions;

    - any additional voting and other rights, preferences, privileges and restrictions;

    - any listing of the series on a exchange;

    - the relative ranking of the series as to dividend rights and rights upon liquidation, dissolution or winding up; and

    - any other terms of the series.

    Upon receipt of the purchase price, the shares of preferred stock that we issue will be fully paid and nonassessable. The liquidation price or preference of any series of preferred stock is not indicative of the price at which such shares will actually trade after the date of issuance.

    VOTING. The voting rights of each series of preferred stock will be determined by our board of directors and will be set forth in the applicable prospectus supplement.

    RANK. Each series of preferred stock will, with respect to dividend and liquidation rights, rank senior to common stock. Each series of preferred stock may vary as to rank and priority with other series of preferred stock.

    DIVIDENDS. Holders of each series of preferred stock will be entitled to receive, if declared by our board, dividends in cash or stock, payable on such dates and at such rates as are described in the applicable prospectus supplement.

    LIQUIDATION. Unless otherwise specified in the applicable prospectus supplement, if we liquidate, dissolve, or wind up, then the holders of a series of preferred stock will be entitled to receive, subject to the rights of creditors, but before any such payment to the holders of common stock or any other junior stock, an amount equal to the liquidation preference per share set forth in the applicable prospectus supplement. In addition to such liquidation preference, holders of such series of preferred stock will also be entitled to receive accrued and unpaid dividends on their shares of preferred stock, if such dividends are cumulative.

    If the amounts available for distribution upon liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all outstanding series of preferred stock and all stock ranking on parity with such preferred stock, then the holder of each such series of stock will share ratably in such distribution, which, in the case of preferred stock, may include a cumulative dividend.

    CONVERSION OR EXCHANGE. The terms, if any, on which preferred stock of any series may be converted or exchanged for another class or series of securities will be set forth in the applicable prospectus supplement.

    REDEMPTION. The applicable prospectus supplement will set forth the terms, if any, on which we may redeem any series of preferred stock. We will cancel all redeemed or repurchased shares of series of preferred stock and restore such shares to the status of authorized but unissued shares of preferred stock.

    OTHER RIGHTS. The applicable prospectus supplement will set forth such other preferences, voting powers or relative participating, optional or other special rights of a series of preferred stock. The holders of preferred stock will not have any preemptive rights to subscribe for any of our securities.

    TITLE. We, the transfer agent and registrar for a series of preferred stock and any agent of ours or such transfer agent and registrar may treat the registered owner of such series of preferred stock as the absolute owner of the preferred stock for all purposes.

    TRANSFER AGENT AND REGISTRAR. The applicable prospectus supplement will name the transfer agent and registrar for each series of preferred stock.

                              PLAN OF DISTRIBUTION

    We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of these methods. The prospectus supplement with respect to the securities being offered will set forth the method of distributing the offered securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters' compensation, and any public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities are listed.

    The distribution of the offered securities will be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at prices related to prevailing market prices or at negotiated prices.

    If we use underwriters, we will execute an underwriting agreement with the underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter or underwriters will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

    If we use dealers, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

    The securities may be sold directly by us or through agents we designate. If agents are used by us in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

    Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein. In addition, we may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

    The common stock is listed on the American Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on the American Stock Exchange, subject to official notice of issuance. Any underwriters to whom common stock is sold by the Company for public offering and sale may make a market in the common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

                                 LEGAL MATTERS

    The validity of the securities offered pursuant to this prospectus will be passed upon for us by McGuireWoods LLP, New York, New York. William A. Newman, a director of On2.com Inc., is a partner of McGuireWoods LLP.

                                    EXPERTS

    The audited financial statements incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                                   $7,897,000
                                  ON2.COM INC.

                                  COMMON STOCK
                                PREFERRED STOCK

                               ------------------

                                   PROSPECTUS
                             ---------------------

                                DECEMBER  , 2000

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

        ITEM
       NUMBER
---------------------
ITEM 14                 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth costs and expenses of the sale and distribution of the securities being registered. All amounts except SEC fees are estimates.

SEC registration fee........................................  $ 2,085
Legal fees and expenses.....................................   20,000
Accounting fees and expenses................................    3,000
Financial printers fees and expenses........................    2,500
Miscellaneous expenses......................................    1,000
                                                              -------
Total.......................................................  $28,585
                                                              =======

ITEM 15 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article XII of the Registrant's amended and restated certificate of incorporation and Article IX of the Registrant's bylaws authorize indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant maintains liability insurance for the benefit of its directors and certain of its officers.

    The above discussion of the DGCL and of the Registrant's amended and restated certificate of incorporation, bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, amended and restated certificate of incorporation, bylaws and indemnification agreements.

ITEM 16 EXHIBITS.

       EXHIBIT
       NUMBER
---------------------
5.1.........            Opinion of McGuireWoods LLP.
23.1........            Consent of Arthur Andersen LLP, independent public
                        accountants.
23.2........            Consent of McGuireWoods LLP (included in Exhibit 5.1).
24.1........            Power of Attorney (included in signature page).

ITEM 17 UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a) and
    (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, when applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on December 8, 2000. Each person whose signature appears below hereby appoints Douglas A. McIntyre as such person's true and lawful attorney, with full power for him to sign, for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

                                          ON2.COM INC.

                                          By: /s/ Douglas A. McIntyre___________

                                              Douglas A. McIntyre
                                             PRESIDENT AND CHIEF EXECUTIVE
                                              OFFICER

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                               TITLE                        DATE
------------------------------------  ------------------------------------  ----------------

      /s/ Douglas A. McIntyre         President, Chief Executive Officer
-----------------------------------   and Director
       (Douglas A. McIntyre)                                                December 8, 2000

        /s/ Daniel B. Miller          Founder, Chief Technology Officer
-----------------------------------   and Director
         (Daniel B. Miller)                                                 December 8, 2000

        /s/ Mark J. Meagher           Chief Financial Officer
-----------------------------------
         (Mark J. Meagher)                                                  December 8, 2000

          /s/ Douglas Song            Senior Vice President Finance and
-----------------------------------   Corporate Development
           (Douglas Song)                                                   December 8, 2000

        /s/ Stephen D. Klein          Director
-----------------------------------
         (Stephen D. Klein)                                                 December 8, 2000

       /s/ William A. Newman          Director
-----------------------------------
        (William A. Newman)                                                 December 8, 2000

         /s/ Jack L. Rivkin           Director
-----------------------------------
          (Jack L. Rivkin)                                                  December 8, 2000

        /s/ Strauss Zelnick           Director
-----------------------------------
         (Strauss Zelnick)                                                  December 8, 2000

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                          DESCRIPTION
-------                                         -----------
         5.1            Opinion of McGuireWoods LLP.

        23.1 Consent of Arthur Andersen LLP, independent public accountants.

        23.2            Consent of McGuireWoods LLP (included in Exhibit 5.1).

        24.1            Power of Attorney (included in signature page).